SCHEDULE  14A  INFORMATION

      Proxy Statement Pursuant to Section 14(a) of Securities
              Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement  [ ] Confidential, for Use of the
                                     Commission Only (as permitted
                                     by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

             Cortland First Financial Corporation
       (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(i)(ii), or 14a-6(i)(1), or
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:
                CORTLAND FIRST FINANCIAL CORPORATION
                           65 Main Street
                      Cortland, New York 13045

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                    March 18, 1998

To the Shareholders of Cortland First Financial Corporation:

     NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS of CORTLAND FIRST FINANCIAL CORPORATION, the parent company of First National Bank of Cortland, will be held at the office of the Company at 65 Main Street, in the City of Cortland, Cortland County, New York, on April 27, 1998, at 1:00 p.m., for the purpose of considering and voting upon the following matters:

     1. The election of four directors to Class III of the Board of Directors, one director to Class I of the Board of Directors, and one director to Class II of the Board of Directors, all of which will serve for the respective term of their class or until their successors are duly elected and qualified.

     2. The transaction of such other business as may properly come before the meeting, or any adjournment thereof.

     Only those shareholders of record at the close of business on March 13, 1998 shall be entitled to notice of the meeting and to vote at the meeting.

                              By Order of the Board of Directors



                              DONALD S. AMES
                              Secretary



YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                CORTLAND FIRST FINANCIAL CORPORATION
                           65 Main Street
                      Cortland, New York 13045

                          PROXY STATEMENT
         FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cortland First Financial Corporation (the "Company"), the holding company for First National Bank of Cortland (the "Bank"), for use at the Annual Meeting of Shareholders to be held at the office of the Company at 65 Main Street, in the City of Cortland, Cortland County, New York, on April 27, 1998, at 1:00 p.m. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders on or about March 18, 1998.

     If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted according to the instructions set forth thereon. If no such instructions are specified, the Proxy will be voted FOR the election of the nominees named below. As to any other business which may properly come before the meeting, the persons named on the Proxy are granted discretionary authority to vote according to their best judgment.

     Any proxy given by a shareholder may be revoked at any time before it is voted by: (i) the shareholder attending the meeting and voting the shares of stock in person; (ii) the execution and delivery of a later dated proxy; or (iii) the execution and delivery of a written notice of revocation to Donald S. Ames, Secretary, Cortland First Financial Corporation, No. 65 Main Street, Cortland, New York 13045. If not revoked, the Proxy will be voted in accordance with its terms.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers, directors and regular employees of the Company may solicit proxies in person and by telephone and telegraph, and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons for their expenses incurred in sending proxy forms and other material to their principals.


          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on March 13, 1998, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote 1,969,776 shares of the Company's common stock. Each share of common stock entitles the holder to one (1) vote with respect to each item to come before the meeting. There will be no cumulative voting of shares for any matters voted upon at the meeting. No individual or group of individuals owns of record or is known to the Company to own beneficially more than 5% of the common stock of the Company.


                        ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three (3) classes as nearly equal in number as possible. The members of each class are elected for staggered terms of three (3) years or until their successors are elected and qualified. One class of Directors is elected annually. Information concerning nominees to the Board of Directors is set forth below. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected to the stated positions. If any nominee becomes unavailable for any reason before the election (which is not anticipated), the Proxy may be voted for such other person as may be determined by the Board of Directors of the Company. The shares represented by the enclosed Proxy will be voted FOR the election of the six (6) nominees named below unless otherwise specified.

     The four directors in Class III have been nominated to serve for a term to expire at the annual meeting of the Company's shareholders in the year 2001. In addition, the Board of Directors has nominated Garrison A. Marsted to serve as a director in Class I which term will expire at the annual meeting in 1999 and Charles E. Shafer to serve as director in Class II which term will expire at the annual meeting in 2000.


      INFORMATION CONCERNING NOMINEES FOR DIRECTORS AND OTHER DIRECTORS

                                                     Shares
                                                  Beneficially
                                                     Owned
                   Business Experience   Director    as of       % of Total
Name and Age       and Directorships     Since*    3/13/98(1)    Common Stock

NOMINEES FOR ELECTION (CLASS III)
Harry D. Newcomb   Director of Company;       1979          5,672(2)   .29
(69)               President - Newcomb
                   Motors, Inc., Cortland,
                   New York, (automobile
                   dealer)

Stuart E. Young    Director of Company;       1991            645      .03
(48)               Partner - Spruce-Eden
                   Farms (dairy farm);
                   President - Cortland
                   Bulk Milk Producers
                   Cooperative, Inc.

Mary Alice         Director of Company;       1994            322      .02
Bellardini         Mayor - Village of
(64)               Homer (4/87 to present);
                   Director - Blue Cross
                   and Blue Shield of Central
                   New York, Inc. (health
                   and hospitalization
                   insurance) (1984 to 1994);
                   Director - HMO-CNY, Inc.
                   (health maintenance
                   organization) (1995).

John H. Buck       Director of Company;       1994          2,389      .12
(52)               President - Buck
                   Environmental Laboratories,
                   Inc. (testing facility for
                   air, water, soil, and waste).

NOMINEES FOR ELECTION (CLASS I)
Garrison A.        Chairman of the Board,                  67,400(3)  3.40
Marsted            Treasurer and Principal
(57)               Owner - Overhead Door
                   Company of Cortland, Inc.
                   (1997-Present); President,
                   CEO, Treasurer and Principal
                   Owner - Overhead Door
                   Company, Inc. (1992-1997).

NOMINEES FOR ELECTION (CLASS II)
Charles E. Shafer  Partner - Riehlman, Shafer              11,026(4)   .56
(48)               & Shafer (attorneys at law).

OTHER DIRECTORS**
David R. Alvord    President, Chief Executive   1979        5,440      .28
(57)               Officer and Director of
                   Company; President, Chief
                   Executive Officer and
                   Director - First National
                   Bank of Cortland.

Donald S. Ames     Director of Company;         1986       74,400     3.78
(55)               President - Cortland Laundry
                   Inc., Cortland, New York
                   (commercial laundry).

David J. Taylor    Director of Company;         1993        4,500      .23
(54)               President - Prosco Products,
                   Inc., Cortland, New York
                   (manufacturer's
                   representative/ distributor).

Robert M. Lovell   Director of Company;         1988        1,653(5)   .08
(51)               Consultant - Healthcare;
                   President - Cortland Memorial
                   Hospital (4/86 to 6/96).

Richard J. Shay    Director of Company;         1988        1,603      .08
(65)               Administrative Law Judge;
                   District Attorney - Cortland
                   County, Cortland, New York
                   (1/1/80 to 6/14/97).

Charles H.         Director of Company; Vice    1993        3,247(6)   .16
Spaulding          President - George B. Bailey
(49)               Agency, Inc., Cortland, New
                   York (insurance agency).

All Directors and Officers as a Group (13 in Group)       178,619     9.10

* Year in which the Director was first elected to the Board of Directors of the Company or the Bank.

** Messrs. Alvord, Ames, and Taylor are members of Class I with terms expiring in 1999; Messrs. Lovell, Shay, and Spaulding are members of Class II with terms expiring in 2000.

     (1) Includes shares owned by family members residing in the same household as to which certain Directors disclaim beneficial ownership. Except as otherwise indicated the named Director has sole voting and sole investment power with respect to all of the indicated shares. Share amounts are rounded to the nearest whole number.

     (2)  Includes 2,646 shares owned by Mr. Newcomb's wife,
          Muriel, of which Mr. Newcomb disclaims any beneficial ownership.

     (3) Includes 1,200 shares owned by Mr. Marsted's wife, Katia, of which Mr. Marsted disclaims any beneficial ownership, and 14,985 shares held by the Estate of Mary Ellen G. Marsted, for which Mr. Marsted serves as personal representative of which Mr. Marsted disclaims any beneficial ownership. Also included are 24,815 shares held in various trusts for which Mr. Marsted serves as co-trustee and of which Mr. Marsted disclaims any beneficial ownership.

     (4) Includes 3,339 shares owned by Mr. Shafer's wife, Judith, of which Mr. Shafer dislaims any beneficial ownership, and 900 shares owned by each of Mr. Shafer's two sons, Kurt and Erich, of which Mr. Shafer disclaims any beneficial ownership.

     (5)  Includes 426 shares owned by Mr. Lovell's daughter,
          Adrienne, pursuant to the Uniform Gift to Minors Act, of which Mr. Lovell has sole voting and investment power.

     (6)  Includes 2,925 shares owned by Mr. Spaulding's wife,
          Elizabeth, of which Mr. Spaulding disclaims any beneficial ownership.


      ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     Each Director of the Company is also a Director of the Bank. During 1997 there were six (6) regularly scheduled meetings and four (4) special meetings of the Company's Board of Directors. There were twelve (12) regularly scheduled meetings of the Bank's Board of Directors. All but one of the incumbent Directors of the Company attended at least seventy-five percent (75%) of the aggregate of all of the meetings of the Board of Directors and any committees on which the Director was a member. Mr. Lovell has attended seventy-one percent (71%) of the aggregate of all of the meetings.

     The Company's full Board of Directors nominates individuals for election to the Board. The Board will consider written recommendations from shareholders for nominees to be elected to the Board of Directors that are sent to the Secretary of the Company at the Company's address.

     Section 202 of the Company's Bylaws provides that nominations for Directors to be elected at an annual meeting of the Company's shareholders, except those made by the Board, must be submitted in writing to the Secretary of the Company not later than the close of business on the ninetieth (90th) day immediately preceding the date of the meeting. The notice must contain (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of shares owned by the notifying shareholder. Nominations not made in accordance with this procedure may be disregarded by the presiding officer at the annual meeting, in his or her discretion.

     The Company's Executive Committee, which consists of Messrs. Alvord, Ames, Newcomb, and Shay, has the power to exercise all of the executive and supervisory powers of the entire Board of Directors in the interim between meetings of the Board of Directors. This Committee met two (2) times in 1997. The Company does not have any nominating, compensation, or audit committee.
The Bank, however, does have a Trust Audit Committee, an Audit Committee, an Executive Committee, and a Compensation Committee. The Bank also has a Trust Committee, which met thirty-three (33) times during 1997. A description of the Bank's Trust Audit, Audit, and Executive Committees follows. A description of the Bank's Compensation Committee is set forth on page 8.

Trust Audit Committee

     The Bank's Trust Audit Committee met one (1) time in 1997.
The function of the committee is to review the audit of the Bank's Trust Department to determine whether income and expense is properly recorded, whether adequate internal controls and safeguards are maintained, and if any funds held in a fiduciary capacity remain uninvested or undistributed any longer than necessary.

     The Committee consists of the following Directors appointed by the President and approved by the Board of Directors: Charles H.
Spaulding, Stuart E. Young, and Mary Alice Bellardini.

Audit Committee

     The Bank's Audit Committee, which met eight (8) times in 1997, supervises the internal audit activities of the Bank and supervises and directs the Bank's auditors. The function of the Committee is to ensure that the Bank's activities are being conducted in accordance with law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit Committee recommends to the Board the services of a reputable certified public accounting firm. The Board of Directors then appoints the certified public accounting firm at the annual reorganization meeting of the Directors. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations.

     The Committee consists of the following Directors appointed by the President and approved by the Board of Directors: Donald S.
Ames, John H. Buck, and Harry D. Newcomb.

Executive Committee

     The Bank's Executive Committee possesses and may exercise all the executive and supervisory powers of the entire Board of Directors of the Bank between meetings of the Board, subject to such restrictions and instructions as may from time to time be given to the Committee by the Board of Directors and except as the bylaws otherwise provide. The Committee met forty-one (41) times in 1997.

     The Committee consists of the following Directors appointed by the President and approved by the Board of Directors: David R.
Alvord, Donald S. Ames, John H. Buck, and Harry D. Newcomb. The remaining Directors serve on a rotating basis.

Board of Directors Fees

     The Directors of the Company receive no compensation for serving in such capacity. Each Director of the Company is also a Director of the Bank. For the year 1997, members of the Bank's Board of Directors were compensated at the rate of $350.00 per meeting attended; members of the Bank's Executive Committee were compensated $100.00 per committee meeting attended; and members of the Bank's Compensation Committee were compensated $200.00 per meeting attended. For the year 1998, members of the Bank's Board of Directors are being compensated at the rate of $350.00 per meeting attended; members of the Bank's Executive Committee, other than Mr. Alvord, are being compensated $100.00 per meeting attended; and members of the Bank's Compensation Committee are being compensated $200.00 per meeting attended. In addition, beginning in 1997, Directors' compensation was increased by $1,000, in the form of an annual retainer fee. This retainer fee does not apply to Mr. Alvord.

Deferred Compensation Agreement

     Effective December 31, 1991, the Bank adopted a Deferred Compensation Agreement with its Directors. The purpose of the Agreement is to provide Directors with the option to defer the receipt of all or a portion of their director's fees. The election must be made on or before December 31st of the year preceding the year in which the fees are to be paid. Once made, the election will remain in effect until revoked by the individual Director.
All amounts deferred pursuant to the Agreement will be credited with interest each month at the rate being paid on one (1) year U.S. Treasury Notes as of January 1st of the particular year.

     Upon a Director no longer being a member of the Bank's Board, all amounts deferred by the Director plus any earnings thereon shall be paid, at the Director's election, over a period of ten
(10) years or in a lump sum. A Director may elect to defer commencement of any installment payments for up to five (5) years following his or her termination as a member of the Board.

     During 1997, three (3) Directors participated in the deferred compensation arrangement. These Directors deferred a total of $20,700 in director's fees.

                      EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid by the Bank to the Chief Executive Officer and the other most highly compensated executive officers whose salary and bonus exceeded $100,000.

                     SUMMARY COMPENSATION TABLE

                                                   Long Term
                                                   Compensation
                            Annual Compensation    Payouts
                                                                 All Other
Name and Principal                                 LTIP          Compensation
Position            Year  Salary($)   Bonus($)(1)  Payouts($)(2) ($)(3)
David R. Alvord     1997  165,000       16,500                     93,084
President &         1996  153,000       16,830                     77,247
Chief Executive     1995  150,000       15,000       20,000       105,220
Officer

(1) Paid to Mr. Alvord under the one (1) year Executive Incentive Compensation Plan described on pages 11-12.

(2)  Paid to Mr. Alvord under the three (3) year Executive
     Incentive Compensation Plan described on pages 11-12.

(3)  Includes the following amounts for Mr. Alvord for 1997:
     $8,000 for the 1997 contribution to the Employee Salary
     Savings Plan - 401K; $6,400 for the 1997 contribution to the pension plan; $74,484 for the 1997 contribution to the Excess Benefit Plan described on pages 10-11; and $4,200 for Director meeting fees during 1997.


                   BOARD COMPENSATION COMMITTEE
                 REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Bank meets semi-annually to conduct a comprehensive performance review of all Bank officers and to recommend the annual base remuneration for the Bank's officers to the Board of Directors. The Committee considers each officer's performance as measured against that individual's job description.

     In recommending the base annual salary for the chief executive officer, the Committee considers overall asset quality, earnings, capital adequacy, peer group and industry comparisons, general economic trends and total return to the Company's shareholders.
The Committee believes that Mr. Alvord has performed exceptionally well in each of the above measurable categories, and that the Company's (and the Bank's) success is due, in large part, to his efforts. Mr. Alvord does not participate in the determination of his annual compensation.

     The Committee meets separately to consider award payments under the Bank's Executive Incentive Compensation Plan. Under this plan certain designated officers are considered for annual and three (3) year incentive payments based on prior goals established by the Board of Directors for return on assets. A description of this plan is found on pages 11-12.

     The Compensation Committee is appointed by the President and is approved by the Board of Directors. Its members presently consist of:

                           Donald S. Ames
                           David J. Taylor
                          Harry D. Newcomb
                            John H. Buck

Stock Performance Graph

     The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Company's common stock against the Standard & Poor's Composite 500 Stock Index (S&P 500) and the National Association of Securities Dealers Automated Quote System (NASDAQ) bank stocks for the five-year period ended December 31, 1997.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
             RETURN OF CFFC, S&P 500 & NASDAQ BANKS

                 1992    1993    1994    1995    1996    1997
NASDAQ Banks      100     114     114     169     223     377
S&P 500           100     110     111     153     189     252
CFFC              100     168     248     250     298     408




Employment Agreement

     Effective January 1, 1994, the Company and the Bank entered into an agreement with Mr. Alvord providing for his continued services through December 31, 2000, at a minimum base salary of $133,000 per year. The agreement provides that it may be terminated by Mr. Alvord at any time during the first six (6) months following a "Change in Control" of the Company or the Bank. A Change in Control is defined as (i) the sale, exchange or other disposition by either the Company or the Bank of all or substantially all of its assets either to a single purchaser or to a group of affiliated purchasers in one transaction or a series of related transactions pursuant to a common plan; (ii) the sale, exchange or other disposition in one transaction or in a series of related transactions pursuant to a common plan by either the Company or the Bank of at least twenty-five percent (25%) of its issued and outstanding shares; or (iii) the merger, consolidation or other combination of either the Company or the Bank, where the existing shareholders receive less than fifty-one percent (51%) of the outstanding voting stock of the new or continuing entity. In the event of such a termination, Mr. Alvord will be entitled to receive an amount equal to three (3) times his then base salary, plus the amount of any taxes or other charges which may be imposed upon Mr. Alvord pursuant to the Internal Revenue Code as a result of any "excess parachute payments."

Pension Benefits

     The Bank has a non-contributory pension plan, in which an employee is eligible to participate upon attaining age twenty-one (21) and completion of twelve (12) months consecutive service during which the employee worked 1,000 or more hours of service. The Bank's contribution is determined according to a formula based on years of service with the Bank. The Bank's contribution to the Plan in 1997 and 1996 totaled $123,273 and $109,295, respectively. Contributions to the plan in 1997 were $6,400 for Mr. Alvord.

Excess Benefit Plan

     Effective January 1, 1991, the Board of Directors of the Bank approved the adoption of an Excess Benefit Plan for David R. Alvord (the "Excess Plan"). Its purpose is to provide Mr. Alvord with retirement benefits in addition to those benefits provided pursuant to the Bank's pension plan.

     Under the terms of the Excess Plan, Mr. Alvord is entitled to receive, upon retirement at age sixty-five (65), an amount equal to eighty percent (80%) of his then Average Base Compensation increased by the amount of the Accumulated Fund expressed as a straight life annuity and reduced by the sum of: (a) the annual benefit to be provided Mr. Alvord pursuant to the Bank's pension plan expressed as a straight life annuity; (b) the annual benefit to be provided from the vested portion of the Bank's contributions to Mr. Alvord's account balance in the Bank's 401-K Plan as if such balance were to be paid in the straight life annuity; and (c) an amount equal to Mr. Alvord's primary social security benefit expressed in the form of a straight life annuity. The Accumulated Fund is the amount that would have been contributed to the Bank's pension plan on Mr. Alvord's behalf, but for the limitation imposed by Section 401(a)(4) of the Internal Revenue Code. The Accumulated Fund is deemed to have earned interest each year at the same rate of return actually earned for such year by the Bank's pension plan.

     Under the original terms of the Excess Plan, the amount of the benefit to be paid to Mr. Alvord was to be reduced in the event he retired before age sixty-five (65). The amount of the reduction was based on a fraction, the numerator of which was the number of years remaining until Mr. Alvord reaches age sixty-five (65), and the denominator of which was the total number of years of service Mr. Alvord would have had if he had continued to work until such age. In addition, certain actuarial reductions were to be applied to reflect the early commencement of payments. Effective January 1, 1994, the Excess Plan was amended to provide that no reduction will be made, whether to reflect remaining years of service to age sixty-five (65) or to reflect the early commencement of payments, in the event such retirement is the result of Mr. Alvord's retirement on or after the expiration of his Employment Agreement (presently December 31, 2000), Mr. Alvord's disability, a termination of Mr. Alvord's employment by the Bank without cause, the occurrence of an event which gives Mr. Alvord the right to terminate his employment under the Employment Agreement (e.g., a Change in Control or a material reduction in Mr. Alvord's authority), or Mr. Alvord's death. If Mr. Alvord retires before age sixty (60), no benefits are payable under the Excess Plan unless such retirement is the result of a Change in Control, a material reduction in Mr. Alvord's authority, Mr. Alvord's disability, or a termination by the Bank of Mr. Alvord's employment without cause.

     For purposes of the Excess Plan, the term "Change in Control" means a sale by the Company or the Bank of all or substantially all of its assets, or any individual or entity acquiring at least twenty-five percent (25%) of those securities of the Bank entitled to vote for the election of directors. "Average Base Compensation" is generally defined as Mr. Alvord's average salary for the thirty-six
(36) month period immediately preceding his retirement, including any elective contributions to the 401-K Plan and annual bonus, but excluding any bonuses paid pursuant to the Bank's Executive Incentive Compensation Plans and the value of any employee benefits paid on Mr. Alvord's behalf.

     In order to fund its liability under the Excess Plan, effective January 1, 1995, the Bank established the "First National Bank of Cortland Excess Benefit Trust for the Benefit of David R. Alvord." Each year the Bank will contribute such amount to the Trust so that the balance of the Trust will equal the actuarial value of the estimated benefit payable to Mr. Alvord pursuant to the Excess Plan. The initial contribution to the Trust was $118,000. The contribution for 1997 was $74,484.

Employee 401K Savings Plan

     The Bank has an Employee Salary Savings Plan - 401K. The Bank's contributions to the 401K Plan are made according to a schedule of matching employee contributions and are made as accrued. The Bank's contributions to the Plan for 1997 and 1996 were $106,309 and $98,072, respectively. Contributions to the plan in 1997 were $8,000 for Mr. Alvord.

Executive Incentive Compensation Plan

     In 1987, the Board of Directors of the Bank approved the adoption of an Executive Incentive Compensation Plan (the "Plan"). Its purpose is to enhance the Bank's performance and to further its long-term objectives by providing certain key employees with financial incentives. The Plan was implemented beginning in calendar year 1989.

     Under the terms of the Plan, at the beginning of each year the Board of Directors establishes target performance goals for the Bank for both the current year and for the next three (3) years. If, in the opinion of the Board, the one (1) year goal is met, eligible employees could be entitled to receive such awards as are determined by the Board of Directors. The annual award fund for distribution to plan participants may not exceed fifteen percent (15%) of participating base payroll, exclusive of any overtime pay, bonuses or fringe benefits. Similarly, if the three (3) year goal is met, participants could be entitled to an additional award payment as determined by the Board of Directors. Such award fund may not exceed fifteen percent (15%) of the average base salaries during the three
(3) year performance period.

     Participation in the Plan is designed to include the Bank's President, Chief Executive Officer, Function Managers, and those other employees who, in the opinion of the Board, contribute significantly to the profitability of the Bank. Plan awards are paid either in cash at the end of the applicable one (1) year or three (3) year performance period or, at the election of the participating employee, may be deferred until a later specified date.

     A total of $65,530 was accrued for the year 1997 in connection with the one (1) year goal for all executive officers as a group. Of this amount, a total of $16,500 was earned by Mr. Alvord. The total accrual in connection with the Plan for both the one (1) and three (3) year goals was $108,990 for 1996 and $60,030 for 1995.


                   TRANSACTIONS WITH MANAGEMENT

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with many of its Directors, officers and their associates. The maximum aggregate extensions of credit to Directors and executive officers and their related interests since the beginning of 1997 was $4,181,378 or 15.69% of the Bank's total equity capital. As of December 31, 1997, such indebtedness totaled $2,578,836 or 9.85% of the Bank's equity capital. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.


             RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     At its last organizational meeting the Board reappointed Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1997. This appointment was based upon the recommendation of the Audit Committee. An independent auditor has not yet been selected for the Company's current year.

     A representative of Coopers & Lybrand L.L.P. is not expected to be present at the Annual Meeting of Shareholders. In the event a representative does attend, such representative will have an opportunity to make a statement if so desired, and to respond to appropriate questions.


                            ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the year 1997, is being sent to shareholders with this Proxy Statement. Copies of the Annual Report will be furnished to any shareholder upon written request to Donald S. Ames, Secretary, Cortland First Financial Corporation, No. 65 Main Street, Cortland, New York 13045.


               SUBMISSION OF PROPOSALS BY SHAREHOLDERS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 1999 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by October 31, 1998. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.


                           OTHER MATTERS

     The Board of Directors is not aware of any matters other than those indicated above that will be presented for action at the meeting. The enclosed Proxy gives discretionary authority, however, in the event any other matter may properly come before the meeting.

                            By Order of the Board of Directors



                            Donald S. Ames
                            Secretary

Dated:  March 18, 1998

                                PROXY

                  CORTLAND FIRST FINANCIAL CORPORATION
             THIS PROXY IS SOLICITED BY BOARD OF DIRECTORS FOR
              ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 1998

     The undersigned hereby appoints David R. Alvord,Donald S. Ames,and David
J. Taylor, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Cortland First Financial Corporation (the "Company") to be held at the office of the Company at 65 Main Street, in the City of Cortland, Cortland County, New York, on the 27th of April, 1998, at 1:00 p.m. and at any adjournment or adjournments thereof, and to vote all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such meeting, and with all other powers which the undersigned would possess if personally present.

  CONTINUED,AND TO BE MARKED,DATED AND SIGNED ON THE REVERSE SIDE


[X] Please mark your votes as indicated in this example.

(1) ELECTION OF DIRECTORS

FOR all nominees         WITHHOLD AUTHORITY           Nominees:
listed at right          to vote for all              (Class I)
(except as withheld      nominees at right            Garrison A. Marsted
in the space below)                                   (Class II)
                                                      Charles E. Shafer
   [  ]                       [  ]                    (Class III)
                                                      Harry D. Newcomb
                                                      Stuart E. Young
(Instructions: To withhold authority to vote for any Mary Alice Bellardini individual nominee, write that nominee's name in the John H. Buck space provided below.)

___________________________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated,it will be voted FOR the election of Directors.

PLEASE SIGN AND DATE BELOW, AND RETURN.


Signature(s) of Shareholder(s)_______________________________________
Date:_____________, 1998


NOTE: Please sign exactly as name appears above and where shares are held jointly each holder should sign. When signing as attorney, administrator, executor, trustee, guardian, or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.